Exhibit 99.1

G-III APPAREL GROUP, LTD.

For:	G-III Apparel Group, Ltd.
Contact: Investor Relations
James Palczynski
(203) 682-8229

Priya Trivedi
G-III Apparel Group, Ltd.
(646) 473-5157

G-III Apparel Group, Ltd. Announces Fourth Quarter and Full-Year Fiscal 2018 Results

--Better than Expected Quarter Driven by Strength in Wholesale Business--

--Net Sales for the Quarter and Full-Year Fiscal 2018 Increase by 18.5% and 17.6%, Respectively--

--Provides Fiscal 2019 Guidance--

NEW YORK--(BUSINESS WIRE) – March 22, 2018 - G-III Apparel Group, Ltd. (NasdaqGS:GIII) today announced operating results for the fourth quarter and full fiscal 2018 year ended January 31, 2018 and provided financial guidance for the first quarter and full fiscal 2019 year.

Net sales for the fiscal year ended January 31, 2018 increased 17.6% to $2.81 billion from $2.39 billion in the prior year. This includes net sales of approximately $258 million related to operating our DKNY and Donna Karan business (“DKI”) in fiscal year 2018 compared to $28 million in net sales from the two months of the prior year that the Company owned this business.

The Company reported GAAP net income for the fiscal year ended January 31, 2018 of $62.1 million, or $1.25 per diluted share, compared to $51.9 million, or $1.10 per diluted share, in the prior year.

Non-GAAP net income per diluted share was $1.60 for the full fiscal 2018 year compared to $1.42 in the prior fiscal year. Non-GAAP net income per diluted share excludes (i) professional fees related to the acquisition of DKI of $736,000 in fiscal 2018 and $7.8 million in fiscal 2017, (ii) non-cash imputed interest expense related to the note issued to seller as part of the consideration for the acquisition of DKI of $5.7 million in fiscal 2018 and $1.0 million in fiscal 2017, (iii) transitional expenses related to the acquisition of DKI of $1.3 million in fiscal 2018 and $3.9 million in fiscal 2017, (iv) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores of $7.9 million in fiscal 2018 and $10.5 million in fiscal 2017 and (v) income tax charges of $7.5 million related to the one-time effect of the enactment of the Tax Cuts and Jobs Act in fiscal 2018. These charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. The aggregate effect of these exclusions was equal to $0.35 per diluted share in fiscal 2018 and $0.32 per diluted share in fiscal 2017.

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For the fourth quarter ended January 31, 2018, net sales increased by 18.5% to $715 million from $603 million in the fourth quarter last year. This includes net sales of approximately $85 million related to operating our DKI business in the quarter compared to approximately $28 million in sales from the two months of the prior year that the Company owned this business. The remainder of the year-over-year increase in net sales in the fourth quarter reflects strength in the Company’s wholesale business, including new product launches. These increases were partially offset by declines in net sales of the Company’s legacy retail businesses.

The Company reported a fourth quarter GAAP net loss of $542,000, or $(0.01) per share, compared to a net loss of $20.1 million, or $(0.42) per share, in the fourth quarter last year.

Non-GAAP net income per diluted share was $0.26 for the fourth quarter 2018 compared to a net loss of $(0.16) per share in the same period prior year. Non-GAAP net income per diluted share excludes (i) professional fees related to the acquisition of DKI of $230,000 in fourth quarter 2018 and $5.2 million in fourth quarter 2017, (ii) non-cash imputed interest expense related to the note issued to seller as part of the consideration for the acquisition of DKI of $1.4 million in fourth quarter 2018 and $1.0 million in fourth quarter 2017, (iii) transitional expenses related to the acquisition of DKI of $56,000 in fourth quarter 2018 and $3.9 million in fourth quarter 2017, (iv) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores of $7.9 million in fourth quarter 2018 and $10.5 million in fourth quarter 2017 and (v) income tax charges of $7.5 million related to the one-time effect of the enactment of the Tax Cuts and Jobs Act in fourth quarter 2018. These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. The aggregate effect of these exclusions was equal to $0.27 per diluted share in fourth quarter 2018 and $0.26 per diluted share in fourth quarter 2017.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We are pleased to have finished with better results than last year, particularly as a result of our power brands: Calvin Klein, Tommy Hilfiger, DKNY, Donna Karan and Karl Lagerfeld Paris. The strength of these businesses is enabling us to grow profitably despite the pressures of a persistently challenging environment.”

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Mr. Goldfarb concluded, “We are focused on improving the results of our specialty retail operations. In that regard, we continue to implement our strategy to improve productivity and streamline operations. We believe that significant growth in our wholesale businesses should continue to propel us to higher sales and profits over the next several years.”

Outlook

G-III Apparel Group today issued guidance for the fiscal year ending January 31, 2019. Both GAAP and non-GAAP guidance for fiscal 2019 includes the impact of the following items: (i) exclusion of sales related to Bon-Ton Stores, Inc. (“Bon-Ton”), who recently filed for bankruptcy, which were anticipated to be approximately $100 million based on sales to Bon-Ton in fiscal 2018; this has an estimated unfavorable impact on fiscal 2019 net income per diluted share of approximately $0.30; (ii) the impact of the new accounting standards related to revenue recognition which require expenditures for co-operative advertising to be reclassified from selling, general and administrative expenses to a reduction in net sales, resulting in a decrease in net sales growth and gross margin percentage of approximately 1%, with an offsetting reduction in selling, general and administrative expenses; and (iii) an anticipated effective income tax rate of 27%.

For fiscal 2019, the Company is forecasting net sales of approximately $2.94 billion and net income between $97 million and $102 million, or between $1.90 and $2.00 per diluted share.

The Company is anticipating non-GAAP net income for fiscal year 2019 between $101 million and $106 million, or between $1.98 and $2.08 per diluted share. Non-GAAP guidance excludes non-cash imputed interest expense of approximately $5.7 million, or $0.08 per diluted share, related to the note issued to the seller as part of the consideration for the DKI acquisition.

The Company is projecting full-year adjusted EBITDA for fiscal 2019 between $218 million and $227 million compared to adjusted EBITDA of $201.3 million in fiscal 2018.

For the first fiscal quarter ending April 30, 2018, the Company is forecasting net sales of approximately $570 million and a net loss between $2.0 million and $7.0 million, or $(0.04) to $(0.14) per share. This forecast compares to net sales of $529 million and a net loss of $10.4 million, or $(0.21) per share, reported in the first quarter of fiscal 2018. Non-GAAP guidance excludes non-cash imputed interest expense of approximately $1.4 million, or $0.02 per share, related to the note issued to the seller as part of the consideration for the DKI acquisition. On an adjusted basis, excluding non-cash imputed interest, the Company is forecasting a non-GAAP net loss between $(0.02) and $(0.12) per share. This compares to a net loss of $(0.18) in first quarter of fiscal year 2018, which excluded professional fees and transitional expenses of $1.1 million related to the acquisition of DKI and non-cash imputed interest expense of $1.4 million, equal to $0.03 per share.

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Non-GAAP Financial Measures

Reconciliations of GAAP net income or loss per share to non-GAAP net income or loss per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income or loss per share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Donna Karan, DKNY, Vilebrequin, G. H. Bass, Andrew Marc, Marc New York, Eliza J and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Ivanka Trump, Kensie, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Hands High, Touch by Alyssa Milano and over 150 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Calvin Klein Performance and Karl Lagerfeld Paris names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s operations of the Donna Karan International Inc. business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQ:GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	1/31/2018	1/31/2017	1/31/2018	1/31/2017

Net sales	$714,897	$603,289	$2,806,938	$2,386,435
Cost of sales	455,604	405,192	1,752,033	1,545,574
Gross profit	259,293	198,097	1,054,905	840,861
Selling, general and administrative expenses	219,246	199,890	855,247	704,436
Depreciation and amortization	10,304	9,583	37,783	32,481
Asset impairments	7,884	10,480	7,884	10,480
Operating profit (loss)	21,859	(21,856)	153,991	93,464
Other income (expense)	86	793	(454)	(27)
Interest and financing charges, net	(10,016)	(11,676)	(43,488)	(15,675)
Income (loss) before taxes	11,929	(32,739)	110,049	77,762
Income tax expense (benefit)	12,471	(12,634)	47,925	25,824
Net Income (loss)	$(542)	$(20,105)	$62,124	$51,938

Net income (loss) per common share:

Basic	$(0.01)	$(0.42)	$1.27	$1.12

Diluted	$(0.01)	$(0.42)	$1.25	$1.10

Weighted average shares outstanding:
Basic	49,091	47,789	48,820	46,308
Diluted	49,091	47,789	49,750	47,394

Selected Balance Sheet Data (in thousands):	At January 31,
	2018	2017
Cash	$45,776	$79,957
Working Capital	612,434	567,519
Inventory	553,323	483,269
Total Assets	1,915,126	1,851,944
Long-Term Debt	391,044	461,756
Total Stockholders’ Equity	1,120,688	1,021,242

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET INCOME (LOSS) PER SHARE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
GAAP diluted net income (loss) per common share	$(0.01)	$(0.42)	$1.25	$1.10
Excluded from Non-GAAP:
Professional fees associated with the DKI acquisition	—	0.10	0.01	0.16
Non-cash imputed interest	0.03	0.02	0.12	0.02
Acquisition-related transition expense	—	0.08	0.03	0.08
Asset impairment charges	0.16	0.22	0.16	0.22
Tax Cuts and Jobs Act enactment	0.15	—	0.15	—
Income tax benefit impact of non-GAAP adjustments	(0.07)	(0.16)	(0.12)	(0.16)
Non-GAAP diluted net income (loss) per common share	$0.26	$(0.16)	$1.60	$1.42

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) professional fees, non-cash imputed interest expense and DKI related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, (ii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cut and Jobs Act. These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of the one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Forecasted	Actual	Actual
	Twelve Months Ending	Twelve Months Ended	Twelve Months Ended
	January 31, 2019	January 31, 2018	January 31, 2017
Net income	$97,000 – $102,000	$62,124	$51,938
Professional fees associated with the DKI acquisition	—	736	7,789
Acquisition-related transition expenses	—	1,314	3,910
Asset impairment charges	—	7,884	10,480
Depreciation and amortization	38,000	37,783	32,481
Interest and financing charges, net	49,000	43,488	15,675
Income tax expense	34,000 – 38,000	47,925	25,824
Adjusted EBITDA, as defined	$218,000 – $227,000	$201,254	$148,097

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes professional fees and DKI related transitional expenses, which are comprised primarily of severance expenses, and asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME

TO NON-GAAP NET INCOME

(In thousands)

(Unaudited)

	Forecasted Twelve	Actual Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ended
	January 31, 2019	January 31, 2018	January 31, 2017
Net income	$97,000 – $102,000	$62,124	$51,938
Professional fees associated with the DKI acquisition	—	736	7,789
Non-cash imputed interest	5,700	5,714	952
Acquisition related transition expenses	—	1,314	3,910
Asset impairment charges	—	7,884	10,480
Tax Cuts and Jobs Act enactment	—	7,477	—
Income tax benefit impact of non-GAAP adjustments	(1,700)	(5,871)	(7,682)
Non-GAAP Net income, as defined	$101,000 - $106,000	$79,378	$67,387

Non-GAAP Net income is a “non-GAAP financial measure” that excludes (i) professional fees, non-cash imputed interest expense and DKI related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, (ii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cut and Jobs Act. These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of the one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS)

PER SHARE TO NON-GAAP NET INCOME (LOSS) PER SHARE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30,		January 31,
	Forecast 2018	2017	Forecast 2019	2018
GAAP diluted net income (loss) per common share	$(0.14) - $(0.04)	$(0.21)	$1.90 - $2.00	$1.25
Excluded from Non-GAAP:
Professional fees associated with the DKI acquisition	—	—	—	0.01
Non-cash imputed interest	0.03	0.03	0.11	0.12
Acquisition-related transition expense	—	0.02	—	0.03
Asset impairment charges	—	—	—	0.16
Tax Cuts and Jobs Act enactment	—	—	—	0.15
Income tax benefit impact of non-GAAP adjustments	(0.01)	(0.02)	(0.03)	(0.12)
Non-GAAP diluted net income (loss) per common share	$(0.12) - $(0.02)	$(0.18)	$1.98 - $2.08	$1.60

Non-GAAP diluted net income (loss) per common share is a “non-GAAP” financial measure” that excludes (i) professional fees, non-cash imputed interest expense and DKI related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, (ii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cut and Jobs Act. These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of the one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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